Exhibit 10.3

AmenDment to eMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into and effective as of this 11th day of September, 2015 (the “Effective Date”) by and between Trinity Place Holdings Inc. (“the Company”) and Matthew Messinger (“Executive”).

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated October 1, 2013 (the “Agreement”) governing Executive’s employment relationship with the Company; and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth below;

NOW, THEREFORE, the Company and Executive agree to amend the Agreement by this Amendment as follows:

1.            Section 3.1(a) of the Agreement is amended by adding the following sentence to the end thereof:

Effective January 1, 2016, the Base Salary shall be $750,000.

2.            Section 3.2(a)(i) of the Agreement is amended by adding the following to the end thereof:

Executive’s withholding tax obligations shall be satisfied through Net Share Settlement, as defined below.

3.            The second, third, fourth and fifth sentences of Section 3.2(a)(vi) of the Agreement shall be amended in their entirety to read as follows:

If granted, 125,000 shares of the 12/31/2015 RSU Award shall vest in three equal annual installments beginning December 31, 2016 and ending December 31, 2018, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein and, subject to Executive’s satisfaction in full of all applicable withholding taxes, the vested portion of the 125,000 shares of the 12/31/2015 RSU Award will be distributed to Executive upon the earlier of (i) the fourth anniversary of the applicable vesting date and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. The remaining 238,095 shares of the 12/31/2015 RSU Award shall vest in three equal annual installments beginning December 31, 2016 and ending December 31, 2018, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein and the vested portion of the 238,095 shares of the 12/31/2015 RSU Award will be distributed to Executive upon the earlier of (i) the second anniversary of the applicable vesting date and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. Executive’s withholding tax obligations with respect to these 238,095 shares of the 12/31/2015 RSU Award shall be satisfied through Net Share Settlement. In the event the performance condition applicable to the 12/31/2015 RSU Award is not achieved by December 31, 2015, Executive shall not be entitled to the grant of the 12/31/2015 RSU Award, unless the Compensation Committee of the Company’s Board of Directors determines that it is in the best interests of the Company to grant the 12/31/2015 RSU Award notwithstanding the failure to achieve the performance condition.

4.	A new Section 3.2(a)(viii) is added to the Agreement read as follows:

(viii)    On or prior to December 31, 2015, Executive shall be granted a restricted stock unit award covering 250,000 shares (the “12/31/15-2 RSU Award”). The 12/31/15-2 RSU Award shall vest with respect to 83,333 shares on each of December 31, 2018 and 2019, and with respect to 83,334 shares on December 31, 2020, subject to Executive’s continued employment on each of the vesting dates other than as stated herein. Shares with respect to the 12/31/15-2 RSU Award shall be distributed to Executive within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting of any RSU Award upon a termination of employment) following each applicable vesting date, including any accelerated vesting date, subject to Executive’s satisfaction in full of all applicable withholding taxes, provided that the Executive may elect to satisfy all or part of such withholding obligations through Net Share Settlement.

5.	New Sections 3.2(a)(ix)-(xiii) are added to the Agreement to read as follows:

(ix)       On or prior to December 31, 2015, Executive shall be granted a restricted stock unit award covering 30,000 shares (the “12/31/15-3 RSU Award”). The 12/31/15-3 RSU Award shall vest with respect to 10,000 shares on each of December 31, 2016, 2017 and 2018, subject to Executive’s continued employment on each of the vesting dates other than as stated herein. The 12/31/2015-3 RSU Award, to the extent vested, will be distributed to Executive on the earlier of (i) the thirty (30) day period following December 31, 2018 and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. Executive’s withholding tax obligations with respect to the 12/31/2015-3 RSU Award shall be satisfied through Net Share Settlement.

(x)        On or prior to December 31, 2016, Executive shall be granted a restricted stock unit award covering 30,000 shares (the “12/31/16 RSU Award”). The 12/31/16 RSU Award shall vest with respect to 10,000 shares on each of December 31, 2017, 2018 and 2019, subject to Executive’s continued employment on each of the vesting dates other than as stated herein. The 12/31/2016 RSU Award, to the extent vested, will be distributed to Executive on the earlier of (i) the thirty (30) day period following December 31, 2019 and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. Executive’s withholding tax obligations with respect to the 12/31/2016 RSU Award shall be satisfied through Net Share Settlement.

(xi)       On or prior to December 31, 2017, Executive shall be granted a restricted stock unit award covering 30,000 shares (the “12/31/17 RSU Award”). The 12/31/17 RSU Award shall vest with respect to 10,000 shares on each of December 31, 2018, 2019 and 2020, subject to Executive’s continued employment on each of the vesting dates other than as stated herein. The 12/31/2017 RSU Award, to the extent vested, will be distributed to Executive on the earlier of (i) the thirty (30) day period following December 31, 2020 and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. Executive’s withholding tax obligations with respect to the 12/31/2017 RSU Award shall be satisfied through Net Share Settlement.

(xii)      On or prior to December 31, 2018, Executive shall be granted a restricted stock unit award covering 30,000 shares (the “12/31/18 RSU Award”). The 12/31/18 RSU Award shall vest with respect to 10,000 shares on each of December 31, 2019, 2020 and 2021, subject to Executive’s continued employment on each of the vesting dates other than as stated herein. The 12/31/2018 RSU Award, to the extent vested, will be distributed to Executive on the earlier of (i) the thirty (30) day period following December 31, 2021 and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. Executive’s withholding tax obligations with respect to the 12/31/2018 RSU Award shall be satisfied through Net Share Settlement.

(xiii)     On or prior to December 31, 2019, Executive shall be granted a restricted stock unit award covering 30,000 shares (the “12/31/19 RSU Award”). The 12/31/19 RSU Award shall vest with respect to 10,000 shares on each of December 31, 2020, 2021 and 2022, subject to Executive’s continued employment on each of the vesting dates other than as stated herein. The 12/31/2019 RSU Award, to the extent vested, will be distributed to Executive on the earlier of (i) the thirty (30) day period following December 31, 2022 and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. Executive’s withholding tax obligations with respect to the 12/31/2019 RSU Award shall be satisfied through Net Share Settlement.

6.	A new Section 3.2(a)(xiv) is added to the Agreement to read as follows:

Notwithstanding anything to the contrary herein, with the consent of Executive and the Board of Directors of the Company, which determination shall take into account the liquidity of the Company’s stock, Net Share Settlement shall be applied to satisfy all or part of the withholding obligations for RSU Awards that are not otherwise entitled to Net Share Settlement hereunder.

7.	A new Section 3.2(a)(xv) is added to the Agreement to read as follows:

Notwithstanding anything to the contrary herein, shares with respect to the following RSU Awards shall be distributed to Executive on the dates set forth below. All other terms of the applicable RSU Awards, including, without limitation, the settlement dates of the other shares with respect thereto, are as set forth above.

Grant	Number of Shares	Original Settlement Date	New Settlement Date
12/31/2014	41,667	Within 30 days after 12/31/17	Within 30 days after 12/31/22
12/31/2014	41,667	Within 30 days after 12/31/18	Within 30 days after 12/31/23
3/31/2015	41,667	Within 30 days after 3/31/18	Within 30 days after 3/31/23

8.            Section 4.2 of the Agreement is amended by replacing “12-month period” with “24-month period.”

9.	The first sentence of Section 4.4 of the Agreement is amended to read as follows:

In the event the Company terminates Executive’s employment other than for Cause, death or Disability or if Executive terminates employment for “Good Reason”, subject to Section 4.6, Executive shall be entitled to (a) a lump sum payment (the “Severance Amount”) equal to (1) the number of full twelve month periods Executive was employed hereunder multiplied by (2) the sum of (i) six months Base Salary and (ii) 50% of the average bonus paid to Executive pursuant to Section 3.1(b) for the 3 calendar years (or lesser number of years that Executive was employed as of the date of termination) preceding the termination of employment, provided that the minimum Severance Amount shall be $350,000 and the maximum Severance Amount shall be $2,800,000, payable on the 60th day following termination of employment, (b) acceleration of vesting of any unvested RSU Awards that have been granted as of the date of termination and acceleration of vesting of any other equity awards that have been granted as of the date of termination, (c) to the extent Executive has not been granted all the RSU Awards set forth in Section 3.2, the grant and immediate vesting of restricted stock units covering (x) 30,000 shares of Common Stock and (y) if the date of termination is before January 1, 2016 and the 12/31/2015 RSU Award has not been granted prior to the termination of employment, 363,095 shares of Common Stock, and (d) for eighteen (18) months after the date of termination, payment of an amount equal to the monthly premium for COBRA continuation coverage under the Company’s health, dental and vision plans.

9.	Section 7.2 of the Agreement is amended to read as follows:

7.2       Executive Equity Award. Upon the closing of a Future Equity Sale, the Company shall grant RSU Awards (the “Future Awards”) to the Executive with respect to an aggregate number of shares that is the same percentage (the “Grant Percentage”) of the aggregate number of shares subject to the RSU Awards previously granted to Executive (“Original RSU Awards”) as the Future Equity Sale is of then outstanding shares of Common Stock. A Future Award will be granted with respect each Original RSU Award. Each Future Award shall be with respect to a number of shares equal to the Grant Percentage of the applicable Original RSU Award and shall vest and be settled in the same proportions and on the same dates as the applicable Original RSU Award, provided that if all or part of the applicable Original RSU Award has been settled, the corresponding portion of the applicable Future Award shall be settled in three equal annual installments on the first three anniversaries of the Future Award grant date. Each Future Award shall be subject to Net Share Settlement to the same extent as the applicable Original RSU Award to which such Future Award corresponds.

This Section 7.2 only shall apply to the first Future Equity Sale after July 31, 2015.

Other than as set forth in this Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date identified above.

This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Amendment is entered into and effective as of the date first written above.

/s/ Matthew Messinger
Matthew Messinger

Trinity Place Holdings Inc.

By:	/s/ Alexander Matina
Name:	Alexander Matina
Title:	Chairman of the Board

- 5 -